POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Heather Melito-Dezan, Ioannis Tzouganatos, David Harris, Julien Bourgeois and Brenden Carroll his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him/her in his or her name, place and stead, to sign any and all Registration Statements applicable to HSBC Funds, HSBC Advisor Funds Trust and HSBC Portfolios and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and the states, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

	Trustee	September 29, 2015
/s/ Marcia L. Beck
Marcia L. Beck

	Trustee	September 29, 2015
/s/ Susan C. Gause
Susan C. Gause

	Trustee	September 29, 2015
/s/ Deborah A. Hazell
Deborah A. Hazell

	Trustee	September 29, 2015
/s/ Susan S. Huang
Susan S. Huang

	Trustee	September 29, 2015
/s/ Thomas F. Robards
Thomas F. Robards

	Trustee	September 29, 2015
/s/ Michael Seely
Michael Seely